                                                                  Exhibit 99.2

                      REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Embark.com, Inc.


In our opinion, the accompanying balance sheets and the related statements of operations, of stockholders' deficit and of cash flows, present fairly, in all material respects, the financial position of Embark.com, Inc. (the "Company") at December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses from operations since its inception, and negative cash flows from operations in every fiscal period, has a net stockholders' deficit and limited capital. These circumstances raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



/s/ PricewaterhouseCoopers LLP
San Jose, California
August 24, 2001

EMBARK.COM, INC.
Balance Sheets
(In thousands, except per share amounts)
-------------------------------------------------------------------------------

                                                                                     DECEMBER 31,
                                                                                   2000            1999
 ASSETS
 Current assets:
   Cash and cash equivalents                                                   $      3,340    $     20,411
   Accounts receivable, net                                                           1,293           1,348
   Other current assets                                                               1,269           1,281
                                                                               ------------    ------------
       Total current assets                                                           5,902          23,040

 Property and equipment, net                                                          1,211           1,703
 Restricted cash                                                                        285             300
 Other assets                                                                            83              58
                                                                               ------------    ------------

       Total assets                                                            $      7,481    $     25,101
                                                                               ============    ============

 LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK,
 CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
 Current liabilities:
   Accounts payable                                                            $      3,379    $      2,818
   Accrued liabilities                                                                2,150           3,388
   Deferred revenues                                                                  3,127           2,074
   Borrowings                                                                         1,959              67
                                                                               ------------    ------------
       Total current liabilities                                                     10,615           8,347

 Borrowings, less current portion                                                     2,902             157
 Deferred revenue, less current portion                                                 494           1,144
                                                                               ------------    ------------
       Total liabilities                                                             14,011           9,648
                                                                               ============    ============
 Mandatorily redeemable convertible preferred stock
   (liquidation preference: $47,135)                                                 47,135          42,879
                                                                               ------------    ------------

 Convertible preferred stock,
   $0.001 par value (liquidation preference $1,293)                                   1,272           1,272
                                                                               ------------    ------------

 Commitments (Note 6)

 Stockholders' deficit:
   Common stock, $0.001 par value; 100,000 shares authorized;
     8,293 shares issued and outstanding
     at December 31, 2000 and 1999                                                        8               8
   Additional paid-in capital                                                         7,007           6,814
   Notes receivable from stockholders                                                     -            (191)
   Deferred stock compensation                                                       (1,301)         (3,567)
   Accumulated deficit                                                              (60,651)        (31,762)
                                                                               ------------    ------------
       Total stockholders' deficit                                                  (54,937)        (28,698)
                                                                               ------------    ------------

         Total liabilities, mandatorily redeemable convertible preferred stock,
           convertible preferred stock and stockholders' deficit               $      7,481    $     25,101
                                                                               ============    ============

The accompanying notes are an integral part of these financial statements.

EMBARK.COM, INC.
Statements of Operations
(In thousands)
-------------------------------------------------------------------------------

                                                                YEARS ENDED DECEMBER 31,
                                                                   2000             1999
 REVENUES
      Service revenues                                      $     7,093       $    3,052
                                                            -----------       ----------

 OPERATING EXPENSES
      Cost of service revenues                                    4,574            4,222
      Research and development                                    5,354            3,595
      Sales and marketing                                        14,481           14,343
      General and administrative                                  5,682            2,931
      Amortization of stock-based compensation                    1,652            1,815
                                                            -----------       ----------
               Total operating expenses                          31,743           26,906
                                                            -----------       ----------

 Loss from operations                                           (24,650)         (23,854)

 Interest expense                                                  (572)             (84)
 Interest income                                                    627              485
 Other income and expense, net                                      (38)             (82)
                                                            -----------       ----------

 Net loss                                                   $   (24,633)      $  (23,535)
                                                            ===========       ==========



The accompanying notes are an integral part of these financial statements.

EMBARK.COM, INC.
Statement of Stockholders' Deficit
(In thousands)
--------------------------------------------------------------------------------

                                                                                  NOTES
                                                                    ADDITIONAL  RECEIVABLE     DEFERRED
                                                  COMMON STOCK        PAID-IN      FROM          STOCK     ACCUMULATED
                                                SHARES     AMOUNT     CAPITAL  STOCKHOLDERS  COMPENSATION    DEFICIT      TOTAL

Balance at December 31, 1998                      7,391   $      7   $  1,939     $    (10)    $   (756)    $ (6,425)    $ (5,245)

Issuance of common stock upon
    exercise of stock options                       902          1        249         (181)           -            -           69
Deferred stock compensation, net                      -          -      4,626            -       (2,811)           -        1,815
Accretion of convertible preferred stock              -          -          -            -            -       (1,802)      (1,802)
Net loss                                              -          -          -            -            -      (23,535)     (23,535)
                                               --------   --------   --------     --------     --------     --------     --------

Balance at December 31, 1999                      8,293          8      6,814         (191)      (3,567)     (31,762)     (28,698)

Issuance of common stock upon exercise
    of stock options                                223          -         44            -            -            -           44
Provision for forgiveness of notes receivable         -          -          -          191            -            -          191
Deferred stock compensation, net                      -          -       (614)           -        2,266            -        1,652
Issuance of warrants for convertible
    preferred stock in connection with a
    financing agreement                               -          -        660            -            -            -          660
Issuance of warrants for common stock
    for services                                      -          -        103            -            -            -          103
Accretion of convertible preferred stock              -          -          -            -            -       (4,256)      (4,256)
Net loss                                              -          -          -            -            -      (24,633)     (24,633)
                                               --------   --------   --------     --------     --------     --------     --------

Balance at December 31, 2000                      8,516   $      8   $  7,007     $      -     $ (1,301)    $(60,651)    $(54,937)
                                               ========   ========   ========     ========     ========     ========     ========


The accompanying notes are an integral part of these financial statements.

EMBARK.COM, INC.
Statements of Cash Flows
(In thousands)
--------------------------------------------------------------------------------

                                                                                            YEAR ENDED DECEMBER 31,
                                                                                             2000             1999

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                                               $(24,633)        $(23,535)
    Adjustments to reconcile net loss to net cash used in operating activities:
        Depreciation and amortization                                                           875              362
        Amortization of stock-based compensation                                              1,652            1,815
        Provision for doubtful accounts                                                         (21)               2
        Issuance of warrants for common stock for services                                      103                -
        Amortization of warrants for convertible preferred stock in connection with
             a financing agreement                                                              202              114
        Provision for forgiveness of notes receivable                                           191                -
        Changes in operating assets and liabilities
             Accounts receivable                                                                 76             (738)
             Other assets                                                                       445           (1,278)
             Accounts payable                                                                   561            2,636
             Accrued liabilities                                                             (1,238)           2,626
             Deferred revenues                                                                  403            1,245
                                                                                           --------         --------
                 Net cash used in operating activities                                      (21,384)         (16,751)
                                                                                           --------         --------

CASH FLOWS FROM INVESTING ACTIVITIES
    Decrease (increase) in restricted cash                                                       15             (300)
    Purchases of property and equipment                                                        (383)          (1,558)
                 Net cash used in investing activities                                         (368)          (1,858)
                                                                                           --------         --------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from issuance of mandatorily redeemable
        convertible preferred stock, net                                                          -           38,423
    Proceeds from issuance of common stock, net                                                  44               69
    Proceeds from borrowings                                                                  5,000              351
    Repayment of borrowings                                                                    (363)            (481)
                                                                                           --------         --------
                 Net cash provided by financing activities                                    4,681           38,362
                                                                                           --------         --------

Net (decrease) increase in cash and cash equivalents                                        (17,071)          19,753

Cash and cash equivalents at beginning of year                                               20,411              658
                                                                                           --------         --------

Cash and cash equivalents at end of year                                                   $  3,340         $ 20,411
                                                                                           --------         --------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Cash paid for interest                                                                 $    370         $     68
                                                                                           ========         ========

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
    Issuance of capital stock in exchange for notes receivable                             $      -         $    181
                                                                                           ========         ========
    Provision for forgiveness of notes receivable from stockholders                        $    191         $      -
                                                                                           --------         --------
    Conversion of bridge loan and interest payable to mandatorily redeemable
        convertible preferred stock                                                        $      -         $  1,108
                                                                                           ========         ========
    Issuance of warrants for common stock for services                                     $    103         $      -
                                                                                           ========         ========
    Issuance of warrants for convertible preferred stock in connection with
        a financing agreement                                                              $    660         $    114
                                                                                           ========         ========
    Accretion of mandatorily redeemable convertible preferred stock                        $  4,256         $  1,802
                                                                                           ========         ========


The accompanying notes are an integral part of these financial statements.

1.    NATURE OF THE BUSINESS

      THE COMPANY

Embark.com, Inc., formerly Snap Technologies (the "Company"), was incorporated in California in August 1995 and reincorporated in the state of Delaware in September 1999. As a result of the reincorporation, the Company is authorized to issue 100 million shares of $0.001 par value Common Stock and 42.4 million shares of $0.001 par value Convertible Preferred Stock. The financial statements for all periods presented have been retroactively adjusted to reflect the reincorporation. The Company provides the development and marketing of web-based solutions for providing information and services to facilitate the achievement of higher education goals to students and assisting colleges and universities to more effectively manage their recruiting and enrollment processes.

The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern. The Company has been successful in completing several rounds of private equity financing with its last round totaling approximately $9 million during April 2001. However, the Company has incurred substantial losses and negative cash flows from operations in every fiscal period since inception. For the year ended December 31, 1999, the Company incurred a loss from operations of approximately $24 million and negative cash flows from operations of 17 million. For the year ended December 31, 2000, the Company incurred a loss from operations of approximately $25 million and negative cash flows from operations of $21 million. As of December 31, 2000 and 1999, the Company had accumulated deficits of approximately $61 million and $29 million, respectively. Management expects operating losses and negative cash flows to continue for the foreseeable future. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters include increasing the level of service revenues and reducing operating expenses as well as seeking additional financing arrangements. Although, management continues to pursue these plans, there is no assurance that the Company will be successful in increasing service revenues or obtaining additional financing on terms acceptable to the Company. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

As discussed in Note 13 on August 1, 2001, the Company signed a letter of intent to sell substantially all of the assets comprising the business of Embark.com.


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Significant estimates include valuation allowances for accounts receivable and deferred tax assets and the value of the Company's stock. Actual results could differ from those estimates.

EMBARK.COM, INC.
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------


      STOCK SPLITS

The Company's Board of Directors authorized a 2-for-1 stock split on April 2, 1999, a 2-for-1 stock split on July 2, 1999 and a 1-for-2 reverse stock split for the outstanding common stock on October 18, 1999. All share and per share information in these financial statements have been retroactively adjusted to reflect these stock splits.

      RISKS AND UNCERTAINTIES

The Company is subject to all of the risks inherent in an early stage company conducting electronic commerce over the Internet. These risks include, but are not limited to, a limited operating history, limited management resources, dependence upon consumer acceptance of the Internet, Internet related security risks and the changing nature of the electronic commerce industry. The Company's operating results may be materially affected by the foregoing factors.

      CASH, CASH EQUIVALENTS AND RESTRICTED CASH

The Company considers all highly liquid investments purchased with a maturity of three months or less at the date of acquisition to be cash equivalents.

As of December 31, 2000 and 1999, cash of $285,000 and $300,000 was pledged as collateral on outstanding letters of credit relating to lease agreements for the Company's office facilities and on a corporate credit-card facility. These amounts are classified as restricted cash on the balance sheet. The Company is required to maintain the letters of credit through the expiration of its leases through August 2002.

      CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents, and accounts receivable. Cash and cash equivalents consist of deposits with a large United States financial institution that management believes to be of high credit quality. Such deposits may at times exceed federally insured limits.

The Company's accounts receivable are derived from revenues earned primarily from educational institution customers located mainly in the United States. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. The Company maintains an allowance for doubtful accounts based upon the expected collectibility of accounts receivable.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

The reported amounts of certain of the Company's financial instruments, including cash and cash equivalents, restricted cash, accounts and notes receivable, borrowings, accounts payable and accrued liabilities approximate fair value due to their short maturities.

      PROPERTY AND EQUIPMENT

Property and equipment are stated at historical cost less accumulated depreciation and amortization. Depreciation and amortization expense is computed using the straight-line method over the shorter of the estimated useful lives of the assets, generally three years, or the lease term of the respective assets. Maintenance and repairs are charged to expense as incurred and improvements and betterments are capitalized. When assets are retired or otherwise disposed of,

EMBARK.COM, INC.
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------

the cost and accumulated depreciation are removed from the balance sheet and any resulting gain or loss is reflected in operations in the period realized.

      LONG-LIVED ASSETS

The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.

      REVENUE RECOGNITION

To date, substantially all the Company's revenues have been derived from set-up and development fees, subscription fees and transaction processing fees in connection with its web-based solutions.

Set-up and development fees are generally invoiced after any customization and design work has been completed and the subscriber has been granted access to the Company's network. The amounts are then amortized to revenue over the longer of the contractual term or the anticipated life of the customer relationship.

Subscription fees are recognized over the term of the subscription, which is typically one year.

Transaction processing fees are derived principally from the submission of online applications to educational institutions by prospective students and recognized when the transaction is completed.

Sponsorship revenues are derived from contracts ranging from twelve to thirty-six months in which the Company commits to provide sponsors enhanced promotional opportunities beyond traditional banner advertising. The Company recognizes revenue ratably over the term of the agreement.

Certain agreements provide that the Company receives marketing referral fees generated on co-branded pages and commissions on revenues generated from electronic commerce transactions. These revenues are recognized by the Company when notified by corporate sponsors or e-commerce partners of the amount of commissions or fees earned. Such notification is generally received quarterly.

Payments received in advance of revenues recognized are recorded as deferred revenue.

      ADVERTISING EXPENSE

The Company expenses the costs of producing advertisements at the time production occurs, and expenses the cost of communicating advertising in the period in which the advertising space or airtime is used. Internet advertising expenses are recognized based on the terms of the individual agreements, but generally over the greater of the ratio of the number of impressions delivered over the total number of contracted impressions, or a straight-line basis over the term of the contract. Advertising expenses totaled $5,419,000 and $6,901,000 for the years ended December 31, 2000 and 1999 respectively.

EMBARK.COM, INC.
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------

      SOFTWARE DEVELOPMENT COSTS

Product development costs are expensed as incurred, except for certain software development costs. In 1999, the Company adopted Statement of Position ("SOP") 98- 1, which requires software development costs associated with internal use software to be charged to operations until certain capitalization criteria are met. For the year ended December 31, 2000 and 1999, no software development costs were capitalized.

      STOCK-BASED COMPENSATION EXPENSE

The Company accounts for its stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" and complies with the disclosure provisions of SFAS No. 123 , "Accounting for Stock-Based Compensation."

Under APB No. 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company's stock and the exercise price and is recognized over the vesting period of generally 3 or 4 years, using a method prescribed by FASB Interpretation ("FIN") No. 28, "Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans."

The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issue Task Force ("EITF") in Issue No. 96-18, "Accounting for Equity Instruments with Variable Terms that are Issued to Other than Employees for Acquiring or in Conjunction with Selling Goods or Services."

The Company has also adopted FIN No. 44, "Accounting for Certain Transactions Involving Stock Compensation - an Interpretation of APB 25".

      COMPREHENSIVE INCOME

The Company has adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. There is no difference between net loss and comprehensive loss in the years ended December 31, 2000 and 1999.

      RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133, as amended, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. SFAS No. 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company adopted SFAS No. 133 as of January 1, 2001. The adoption of SFAS No. 133 did not have a material effect on the financial position or the results of operations of the Company.

EMBARK.COM, INC.
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------

In July 2001, the FASB issued SFAS 141, "Business Combinations." SFAS 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method.

In July 2001, the FASB issued SFAS 142, "Goodwill and Other Intangible Assets," which is effective for fiscal years beginning after March 15, 2001. SFAS 142 requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions upon adoption for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the testing for impairment of existing goodwill and other intangibles. Management does not believe that the adoption of SFAS 142 will have any impact on the financial position and results of operations.


3.    BALANCE SHEET COMPONENTS (IN THOUSANDS)

                                                                DECEMBER 31,
                                                            2000             1999
ACCOUNTS RECEIVABLE, NET
      Accounts receivable                                 $  1,514         $  1,588
      Less: Allowance for doubtful accounts                   (221)            (240)
                                                          --------         --------

                                                          $  1,293         $  1,348
                                                          ========         ========

PROPERTY AND EQUIPMENT, NET
      Computer equipment                                  $  2,053         $  1,851
      Furniture and fixtures                                   117              118
      Software                                                 362              153
      Leasehold improvements                                    73               67
                                                          --------         --------
                                                             2,605            2,189
      Less: Accumulated depreciation                        (1,394)            (486)
                                                          --------         --------

                                                          $  1,211         $  1,703
                                                          ========         ========

ACCRUED LIABILITIES
      Accrued payroll and related expenses                $    782         $  1,793
      Accrued expenses                                       1,368              863
      School escrow funds                                        -              732
                                                          --------         --------

                                                          $  2,150         $  3,388
                                                          ========         ========

4.    RELATED PARTY TRANSACTIONS

At December 31, 1999, the Company, in connection with stock option exercises, received notes receivable from officers of the Company totaling approximately $191,000. The notes are

EMBARK.COM, INC.
Notes to Financial Statements (Continued)
-------------------------------------------------------------------------------

collateralized by the corresponding shares of common stock, bear interest at 6% per annum and are payable at various dates through January 2003.

At December 31, 2000, consideration was being given by the Board of Directors to forgiving these notes and, consequently, provision has been made against the full value of the notes as recoverability appears uncertain. As a result of this forgiveness the unvested portion of the exercised options will be subject to variable accounting treatment. Under variable accounting the Company will record stock compensation expense that will fluctuate based on a number of factors included changes in the estimated fair value of the Company's common stock and actual vesting, exercises, forfeitures and cancellations.

5.     BORROWINGS

       EQUIPMENT LINE OF CREDIT

In July 1998, the Company entered into an equipment line of credit (the "Line") with a financial institution in which the Company can borrow up to $500,000. The line was collateralized by the equipment and substantially all assets of the Company. The Company could draw upon the Line through January 14, 1999, after which any outstanding amounts including interest would be repaid over thirty-six months. The Line bore interest at a rate of prime plus 1.25% per annum. In the fourth quarter of 1999, the Company repaid all outstanding amounts and closed the Line.

       EQUIPMENT FINANCING ARRANGEMENT

In October 1998, the Company entered into a loan agreement (the "Arrangement") in which the Company can borrow up to $500,000 at an interest rate of 13.14%. The loan is collateralized by the assets purchased under the Arrangement. Draws against the Arrangement are repaid over a term of 42 months. At December 31, 2000, the Company had $157,000 outstanding under the Arrangement. The ability to borrow additional funds against the Arrangement expired in July 1999. The remaining principal balance of the obligation as of December 31, 2000 must be paid off according to the following schedule (in thousands):

YEARS ENDING
DECEMBER 31,
      2001                                          $                      92
      2002                                                                 85
                                                    -------------------------

      Total payments                                                      177

      Less:  Interest portion                                              20
                                                    -------------------------

      Remaining principal                                                 157

      Less:  Current portion                                               76
                                                    -------------------------

      Long-term portion                             $                      81
                                                    =========================

EMBARK.COM, INC.
Notes to Financial Statements (Continued)
-------------------------------------------------------------------------------


In conjunction with the Arrangement, the Company issued a warrant to purchase up to 41,344 shares of Series C mandatorily redeemable convertible preferred stock ("Series C") at approximately $0.48 per share. The warrant was immediately exercisable after issuance and expire at the earlier of October 1, 2003 or the second anniversary of the closing of the Company's initial sale and issuance of shares of common stock in an underwritten public offering. The Company valued the warrant using the Black-Scholes option pricing model at an estimated value of $37,000, which represents additional interest, is being expensed over the term of the Arrangement using the effective interest rate method.

       SUBORDINATED LINE OF CREDIT

In December 1999, the Company entered into a subordinated loan agreement (the "Line of Credit") under which the Company can borrow up to $5,000,000 at an interest rate of 10%. The Line of Credit is collateralized by substantially all the assets of the Company. Draws against the line of credit are repaid over a term of 36 months. The Company borrowed $5,000,000 against the Line of Credit as of December 31, 2000 and had $4,704,000 outstanding under the Line of Credit. The remaining principal balance of the obligation as of December 31, 2000 must be paid of according to the following schedule (in thousands):


 YEARS ENDING
 DECEMBER 31,
       2001                             $                2,268
       2002                                              2,268
       2003                                                756
                                        ----------------------
       Total payments                                    5,292

       Less:  Interest portion                             588
                                        ----------------------

       Remaining principal                               4,704

       Less: Current portion                             1,883
                                        ----------------------

       Long-term portion                $                2,821
                                        ======================


In conjunction with the Line of Credit, the Company has issued a warrant to purchase up to 150,000 shares of Series E Mandatorily Redeemable Convertible Preferred Stock ("Series E") at $5.00 per share. The warrant was immediately exercisable after issuance and expires at the earlier of November 23, 2006, the third anniversary of the closing of the Company's initial sale and issuance of shares of common stock in an underwritten public offering or upon the closing of a merger event involving a publicly traded company including a subsidiary of a publicly traded company. The Company valued the warrant using the Black-Scholes option pricing model at an estimated value of $660,000, which represents additional interest, is being expensed over the term of the Arrangement using the effective interest rate method.

EMBARK.COM, INC.
Notes to Financial Statements (Continued)
-------------------------------------------------------------------------------

       BRIDGE LOAN

In March and April of 1999, the Company entered into a bridge loan for $1,100,000. The loan accrued interest at a rate of 8% per annum. The loan and interest were converted into Series D Mandatorily Redeemable Convertible Preferred Stock ("Series D") in May 1999. In connection with the bridge loan, the Company issued approximately 15,000 warrants. The warrants enable the holder to purchase shares of Series D at $3.835 per share and were valued using the Black-Scholes option pricing model at approximately $55,000, which was recorded as an expense during 1999.

6.     COMMITMENTS

       OPERATING LEASES

The Company leases various facilities under non-cancelable operating leases expiring through 2002. The Company recognizes rent expense on a straight line basis over the lease period and accrues for rent expense incurred but not paid. Rent expense for the years ended December 31, 2000 and 1999 totaled $1,174,000 and $544,000, respectively. At December 31, 2000, future minimum lease payments are as follows (in thousands):



YEARS ENDING
DECEMBER 31,

      2001                                  $          793,000
      2002                                             331,000
                                            ------------------

      Total payments                        $        1,124,000
                                            ==================

EMBARK.COM, INC.
Notes to Financial Statements (Continued)
-------------------------------------------------------------------------------

       CONTENT LICENSE AND CO-BRANDING AGREEMENT

In September 1999, the Company entered into a content license and co-branded agreement with a Series E investor which was amended on October 1, 2000, under which the Company was obligated to pay $2,638,000 for advertising and co-branding services and exclusivity rights rendered through January 31, 2003. The agreement was terminated effective as of June 30, 2001 and the Company paid $453,000 for settlement in June 2001.

7.     PREFERRED STOCK

       MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK
At December 31, 2000, the amounts, terms, number of shares reserved for conversion and the liquidation value for mandatorily redeemable convertible preferred stock, ("Series C," "Series D," and "Series E") are as follows (in thousands):

                                                                                                        PROCEEDS
                                                                                                         NET OF
                                                                     LIQUIDATION                        ISSUANCE
SERIES            AUTHORIZED             OUTSTANDING                     VALUE                           COSTS
      C                5,000                   4,892             $            3,074              $                2,326
      D                8,000                   7,560                         17,047                              14,469
      E                5,000                   4,800                         27,014                              23,954
               -------------            ------------             ------------------              ----------------------
                      18,000                  17,252             $           47,135              $               40,749
               =============            ============             ==================              ======================

       CONVERTIBLE PREFERRED STOCK

At December 31, 2000, the amounts, terms, number of shares reserved for conversion and the liquidation value for convertible preferred stock ("Series A" and "Series B") are as follows (in thousands):

                                                                                          PROCEEDS
                                                                                           NET OF
                                                         LIQUIDATION                      ISSUANCE
SERIES           AUTHORIZED         OUTSTANDING             VALUE                          COSTS
      A               4,164               4,164      $              625             $              618
      B               2,227               2,227                     668                            654
                -----------        ------------      ------------------             ------------------
                      6,391               6,391      $            1,293             $            1,272
                ===========        ============      ==================             ==================

       DIVIDENDS

The holders of shares of Series A, Series B, Series C, Series D and Series E (collectively, "Preferred Stock") are entitled to receive non-cumulative dividends at the per share price of $0.015, $0.030, $0.484, $0.192 and $0.505 per annum, respectively, payable when and if declared by the Board of Directors. For any other dividends or distributions, the outstanding shares of preferred stock shall participate with common stock on an as converted basis. No dividends on

EMBARK.COM, INC.
Notes to Financial Statements (Continued)
-------------------------------------------------------------------------------


Preferred Stock or common stock have been declared by the Board of Directors from inception through December 31, 2000.

       LIQUIDATION

In the event of any liquidation, dissolution or winding-up of the Company, either voluntary or involuntary, the holders of Series C, Series D and Series E shall be entitled to receive, prior and in preference to any distribution of any assets of the Company to the holders of Series A, Series B and common stock, at the per share price of $0.48, $1.92, and $5.05, respectively, plus declared but unpaid dividends. After the payment to the holders of Series C, Series D, and Series E, the holders of Series A and Series B are entitled to receive payment, in preference to the holders of the common stock, at the per share price of $0.15 and $0.30, respectively. After payment to holders of Series A and Series B above, remaining assets will be distributed to the holders of Series C, Series D, Series E and common stock pro rata based on the number of common shares held by each, on an as converted basis, until such time as holders of Series E have received an aggregate distribution, including the distribution noted above, equal to two times the Series E price or $20.00, plus any declared but unpaid dividends. Any remaining assets will be distributed to holders of Series C, Series D and common stock pro rata based on the number of common shares held by each on an as converted basis.

       CONVERSION

Each share of Series A, Series B, Series C, Series D and Series E is convertible, at the option of the holder, into shares of common stock on a 2 for 1 basis at the original respective issuance price after adjusting for dilutive issuances of stock, stock splits and combinations.

Each share of Series A and Series B shall automatically be converted into shares of common stock on a 2 for 1 basis immediately upon the earlier of the closing of an underwritten public offering or the date specified by written consent or agreement by the holders of a majority of the then outstanding shares of Series A and Series B voting together as a single class.

Each share of Series C shall automatically be converted into shares of common stock on a 2 for 1 basis immediately upon the earlier of the closing of an underwritten public offering in which the public offering results in proceeds of $10,000,000 with a per share price of at least $2.90 or the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series C.

Each share of Series D and Series E shall automatically be converted into shares of common stock on a 2 for 1 basis immediately upon the earlier of the closing of an underwritten public offering in which the public offering results in proceeds of $20,000,000 with a per share price of at least $4.50 or the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series D and Series E voting together as a single class.

In certain circumstances, if the holders of Series C, Series D, and Series E preferred stock decline to purchase their pro rata share of an equity financing pursuant to their right of first refusal contained in the Investor Rights Agreement, in which the price per share is less than the respective series conversion price then in effect, then immediately prior to such dilutive issuance, the shares of Series C, Series D and Series E preferred stock held by those holders who declined

EMBARK.COM, INC.
Notes to Financial Statements (Continued)
-------------------------------------------------------------------------------

to participate, shall be converted on a 1 for 1 basis into shares of Series C-1, Series D-1, or Series E-1 preferred stock as the case may be. At the time of the issuance of any shares of Series C-1, Series D-1 or Series E-1 preferred stock, the applicable series conversion price will be the respective series conversion price then in effect for Series C, Series D, or Series E preferred stock immediately prior to such issuance, and such conversion price will not thereafter be subject to adjustment.

       VOTING

The holders of Series A, Series B, Series C, Series D and Series E are entitled to the number of votes equal to the number of shares of common stock into which each share of Preferred Stock could be converted on the record date for the vote or consent of stockholders, except as otherwise required by law, and have voting rights and powers equal to the voting rights and powers of the holders of common stock.

       REDEMPTION

Series A and Series B are redeemable at the option of the Company in the event that the Company proposes any merger, consolidation or other similar transaction which requires the approval of the holders of Series A and Series B. If the holders of Series A and Series B approve such transaction, the redemption price is three times the Series A and Series B issue price. If the holders of Series A and B do not provide any necessary approval of such transaction, the redemption price is the issuance price plus any declared but unpaid dividends plus eight percent of the issuance price per annum compounded from the date of issuance of Series A and Series B, respectively.

Series C, Series D, and Series E are redeemable at the election of the holders of 66% of the outstanding shares of Series C, Series D, and Series E, voting together as a single class, on the earlier of the sixth anniversary of the first date on which any Series C shares are issued or the redemption in whole or in part of the Series A and Series B. The redemption price for Series C, Series D, and Series E is the issuance price for each applicable Series, plus any declared but unpaid dividends plus an amount equal to 10% of the applicable issuance price per annum compounded from the date of issuance of each share. The increase in redemption price is accreted to net income (loss) attributable to common stock using the effective interest rate method.

8.     COMMON STOCK

The Company's Certificate of Incorporation, as amended, authorizes the Company to issue 100,000,000 shares of common stock. At December 31, 2000, 286,814 shares outstanding were subject to repurchase rights. The repurchase rights with respect to the early exercises of options lapse over the original vesting period of the options.

EMBARK.COM, INC.
Notes to Financial Statements (Continued)
-------------------------------------------------------------------------------

At December 31, 2000, the Company has reserved shares of Common Stock for future issuance as follows (in thousands):

Conversion of convertible preferred stock                                   6,391
Conversion of mandatorily redeemable convertible preferred stock           17,252
Exercise and conversion of warrants                                           327
Exercise of options under 1996 and 1999 Stock Option plan                   4,752
                                                                   --------------
                                                                           28,722
                                                                   ==============


       WARRANTS

In connection with recruiting efforts in February 2000, the Company has issued a warrant to purchase up to 125,000 shares of common stock at a exercise price of $1.00 per share. The warrant is exercisable after issuance and expires February 10, 2007. The Company valued the warrant using the Black-Scholes option pricing model at an estimated value of $96,615, which was recorded as general and administrative expense during the year ended December 31, 2000.

In connection with consulting services in October 2000, the Company has issued a warrant to purchase up to 11,000 shares of common stock at an exercise price of $1.00 per share. The warrant is exercisable after issuance and expire at October 11, 2004. The Company valued the warrant using the Black-Scholes option pricing model at an estimated value of $6,860, which was recorded as a general and administrative expense during the year ended December 31, 2000.

9.     BENEFIT PLANS

       STOCK OPTION PLAN

In 1996, the Company adopted the 1996 Stock Option Plan. In September 1999, the board of directors authorized, and in October 1999 the shareholders approved the amendment and restatement of the 1996 Plan through the 1999 Equity Incentive Plan (as amended, the "Plan"). A total of 5,500,000 shares of Common Stock have been reserved for issuance under the Plan, including those issued under the 1996 Stock Option Plan. The number of shares available under the Plan shall increase on January 1, 2001, and on each January 1 thereafter, by three percent of the fully diluted shares outstanding on those dates. The Plan can be used to grant Incentive Stock Options ("ISOs"), Non-qualified Stock Options ("NSOs"), stock bonuses, rights to purchase restricted stock, and stock appreciation rights. The maximum number of Incentive Stock Options that can be granted under the life of the Plan is 7,500,000. The Plan terminates September 19, 2009.

The Plan provides for the granting of stock options to employees and consultants of the Company. ISOs may only be granted to employees (including officers and directors who are also employees). NSOs may be granted to employees and consultants. Options under the Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO may not be less than 100% of the estimated fair value of the shares on the date of grant, and (ii) the exercise price of an ISO granted to a 10% shareholder may not

EMBARK.COM, INC.
Notes to Financial Statements (Continued)
-------------------------------------------------------------------------------

be less than 110% of the estimated fair value of the shares on the date of grant. Options to employees under the 1996 Stock Option Plan generally vest over a period of three or four years. Options to employees under the 1999 Equity Incentive Plan will vest at the Board's discretion though typically over a period of four years.

       NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

In September 1999, the Board of Directors authorized, and in October 1999 the shareholders approved the issuance of 250,000 shares of common stock under the 1999 Non-Employee Directors' Stock Option Plan.

The following table summarizes the activity under the Company's stock option plans for the years ended December 31, 2000 and 1999 (in thousands, except per share data):

                                                           YEARS ENDED DECEMBER 31,
                                            --------------------------------------------------
                                                      2000                        1999
                                                            WEIGHTED                  WEIGHTED
                                                             AVERAGE                  AVERAGE
                                                            EXERCISE                  EXERCISE
                                             OPTIONS          PRICE        OPTIONS     PRICE
  Outstanding at beginning of year            2,435       $     2.620      1,803     $    0.061
  Granted                                     3,317             1.000      1,627          4.050
  Exercised                                    (223)            0.200       (902)         0.277
  Forfeited                                    (777)            4.168        (93)         0.740
                                            -------       -----------     ------     ----------
  Outstanding at end of year                  4,752       $     1.350      2,435     $    2.620
                                            -------       -----------     ------     ----------

  Options exercisable at end of year          3,644       $     1.185      1,352     $    0.898
                                            =======       ===========     ======     ==========

EMBARK.COM, INC.
Notes to Financial Statements (Continued)
-------------------------------------------------------------------------------

The following table summarizes information about all stock options outstanding at December 31, 2000 (in thousands, except per share data):

                                                          OPTIONS
                                     WEIGHTED-          EXERCISABLE
                                      AVERAGE
                    NUMBER OF        REMAINING            NUMBER
   EXERCISE         SHARES          CONTRACTUAL         OF SHARES
     PRICE        OUTSTANDING     LIFE (IN YEARS)      EXERCISABLE
 $  0.030             198              5.20                198
    0.060             654              6.73                653
    0.096             147              7.68                 94
    0.380             273              8.38                186
    0.575              21              8.50                  8
    1.000           3,040              9.44              2,242
    3.835              36              8.59                 12
    7.000             218              8.68                203
   10.000             165              8.83                 48
                    -----                                -----

                    4,752                                3,644
                    =====                                =====


       FAIR VALUE DISCLOSURES

The Company calculated the minimum fair value of each option grant on the date of grant using the Black-Scholes option pricing model prescribed by SFAS No. 123 using the following assumptions:

                             YEARS ENDED DECEMBER 31,
                             2000               1999
Risk free interest rates       6.16%            5.55%
Expected lives               5 years          5 years
Dividend yield                    0%               0%


The weighted average fair value of options granted during the years ended December 31, 2000 and 1999 was $0.684 and $2.747, respectively.

The application of SFAS No. 123 was not material to the reported net loss for the years ended December 31, 2000 and 1999.

       UNEARNED STOCK-BASED COMPENSATION

In connection with certain stock option grants during the years ended December 31, 2000 and 1999, the Company recognized unearned compensation totaling $0 and $4,626,000, respectively. Compensation expense is recognized, using the multiple option method, over the option vesting period of generally three or four years. Compensation expense recognized during the years ended December 31, 2000 and 1999 totaled approximately $1,652,000 and $1,815,000, respectively.

EMBARK.COM, INC.
Notes to Financial Statements (Continued)
-------------------------------------------------------------------------------

       EMPLOYEE STOCK PURCHASE PLAN

In September 1999, the Board of Directors authorized, subject to stockholder approval, the issuance of 750,000 shares of common stock under the Employee Stock Purchase Plan (the "ESP Plan"). The ESP Plan permits eligible employees to purchase shares of the Company's common stock through payroll deductions at 85% of the fair market value, as defined in the ESP Plan.

       401(k) SAVINGS PLAN

Effective February 2000, the Company adopted the Embark.com 401(k) Savings Plan (the "401(k) Plan") in which all eligible employees of the Company are entitled to participate. An eligible employee may elect to defer, in the form of contributions to the 401(k) plan, up to 20% of the employees W-2 income, not to exceed $10,500 per year (adjusted for cost-of-living expenses). Employee contributions are invested in selected mutual funds or a money market fund as specified by the employee. Employee contributions are fully vested and nonforfeitable at all times. The Company maintains the right to match employee contributions. No company matching contributions were made during the year ended December 31, 2000.

       SIMPLE IRA PLAN

In June 1998, the Company adopted an IRA plan which is intended to be a simple individual retirement account plan established pursuant to Section 408(p) of the Internal Revenue Code. The simple IRA plan covers eligible employees who have at least three months of service. Eligible employees may make pre-tax contributions to the simple IRA plan equal to a percentage of their compensation up to a maximum pre-tax contribution established by the Internal Revenue Service. Under the terms of the simple IRA plan, the Company makes a matching contribution to an employee's account equal to the employee's pre-tax contributions up to a maximum of 3% of the employee's compensation up to a maximum compensation of $160,000. The Company's contributions for the years ended December 31, 1999 was approximately $92,000. In December 1999, the simple IRA plan was eliminated.

10.    INCOME TAXES

The primary components of the net deferred tax assets (in thousands) are:

EMBARK.COM, INC.
Notes to Financial Statements (Continued)
-------------------------------------------------------------------------------

                                                            DECEMBER 31,
                                                    2000                   1999
Net operating loss carryforward                   $  17,335           $    8,357
Depreciable assets                                        3                   60
Stock-based compensation                                252                  235
Reserves and accruals                                   537                  513
Deferred revenues                                     1,541                1,281
Other                                                    26                   27
                                                  ---------           ----------

      Total deferred tax assets                      19,694               10,473

Valuation allowance                                 (19,694)             (10,473)

      Net deferred tax assets                     $       -           $        -
                                                  ---------           ----------


A valuation allowance has been provided against the net deferred tax assets as no immediate benefit is expected to be received due to the Company's recurring losses.

As of December 31, 2000, the Company has federal and state net operating loss carryforwards of $44,926,000 and $23,303,000, respectively. If not used, these losses will expire through 2019 and 2004, respectively. As of December 31, 2000 the Company has federal and state research and development credits of $23,000 and $3,000, respectively which expire in 2012. The Company's ability to utilize its net operating loss and credit carryforwards to offset future taxable income may be subject to restrictions attributable to equity transactions that result in changes in ownership as defined in the Tax Reform Act of 1996. These restrictions may limit, on an annual basis, the Company's future use of its net operating loss and credit carryforwards.

The difference between the amount of income tax benefit recorded of zero and the amount of income tax benefit calculated using the federal statutory rate of 34% is principally due to the tax benefits of net operating losses being fully offset by a valuation allowance.

11.    SEGMENT INFORMATION

No one customer accounted for more than 10% of revenues for the years ended December 31, 2000 and 1999, respectively. As of December 31, 2000 and 1999, one customer accounted for 11% and 14% of net accounts receivable.

The Company currently operates in a single business segment. Through December 31, 2000, foreign operations have not been significant in either revenues or investments in long-lived assets.

12.    LEGAL PROCEEDINGS

The Company is currently party to a legal dispute with CollegeNET, Inc. In a lawsuit filed in June 2000, CollegeNET alleges that the Company made various misleading representations as to

EMBARK.COM, INC.
Notes to Financial Statements (Continued)
-------------------------------------------------------------------------------

its success in the marketplace and that, as a result, it obtained revenues and capital that it would not have otherwise received. By way of counterclaim the Company claims that CollegeNET made various misleading or false statements and as a consequence improperly obtained revenues or diverted revenues away from the Company, all to the damage of the Company.

Discovery in the case is still ongoing and a trial date has been set for April 2002. The Company believes that any unfavorable outcome to this matter will not have a material adverse effect on its financial position or results of operations.

13.    SUBSEQUENT EVENTS

On February 8, 2001, the Company repriced all outstanding stock options granted under its 1996 Stock Option Plan so that the per share exercise price would reflect the current estimated fair market value of the Company's Common Stock which management believes is equal to $0.25. As a result of this repricing options will be subject to variable accounting treatment. Under variable accounting the Company will record stock compensation expense that will fluctuate based on a number of factors included changes in the estimated fair value of the Company's common stock and actual vesting, exercises, forfeitures and cancellations.

In January 2001, the Company negotiated a $5,000,000 Bridge Loan from its existing investors. Interest is paid at a rate of 6.4% per annum. The principal amounts of the notes and accrued and unpaid interest will convert at the option of the lenders into the equity of the Company sold in its next financing in which the proceeds of such financing equal or exceed $10,000,000. The notes are repayable on receipt of written notice from the lenders on or after. In connection with the notes the Company issued warrants to purchase 90,430 shares of common stock at an exercise price of $0.10 adjusted for one-for-ten stock reverse stock split. The loan was converted into New Series A convertible preferred stock in May 2001.

On April 2, 2001, the Board approved a recapitalization in connection with the sale and issuance of a new series of preferred stock. In connection with this offering all outstanding preferred stock has been converted into common stock, and a one-for-ten reverse stock split was approved. The Company then authorized 11,000,000 and issued 8,969,700 shares of New Series A convertible preferred stock at the price of $0.923 per share satisfied partly by conversion of the Bridge Loan and partly by cash.

On April 2, 2001, the Board approved the 2001 Equity Incentive Plan for the purpose of providing incentive and nonstatutory stock options to employees, directors and consultants of the Company and affiliates of the Company.

On July 12, 2001, the Company repriced and offered employees the opportunity to exchange all unexercised outstanding stock options granted under its 1996 Stock Option Plan and 2001 Equity Incentive Plan, whereby employees exchange existing options for an adjusted number of new options with an exercise price of $0.01. As a result of this exchange and repricing options will be subject to variable accounting treatment. Under variable accounting the Company will record stock compensation expense that will fluctuate based on a number of factors included changes in

EMBARK.COM, INC.
Notes to Financial Statements (Continued)
-------------------------------------------------------------------------------

the estimated fair value of the Company's common stock and actual vesting, exercises, forfeitures and cancellations.

On August 1, 2001, the Company signed a Letter of Intent to sell substantially all of the assets comprising the business of Embark.Com, Inc for an initial price of $2,250,000 in cash and 1,000,000 shares of the acquirers common stock subject to adjustment for earn-outs and warranties. Certain liabilities of the Company will not be assumed by acquirer.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Embark.com, Inc.


In our opinion, the accompanying balance sheets and the related statements of operations, of stockholders' deficit and of cash flows, present fairly, in all material respects, the financial position of Embark.com, Inc. (the "Company") at December 31, 1998 and 1999, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred losses from operations since its inception and has a net stockholders' deficit. These circumstances raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



/s/ PricewaterhouseCoopers LLP
San Jose, California
April 7, 2000

EMBARK.COM, INC.
Balance Sheets
(In thousands, except per share amounts)
--------------------------------------------------------------------------------

                                                                                       DECEMBER 31,
                                                                                  1998             1999

ASSETS
Current assets
     Cash and cash equivalents                                                  $    658         $ 20,411
     Accounts receivable, net                                                        612            1,348
     Other current assets                                                             59            1,281
                                                                                --------         --------

          Total current assets                                                     1,329           23,040

Property and equipment, net                                                          507            1,703
Restricted cash                                                                        -              300
Other assets                                                                           2               58
                                                                                --------         --------

          Total assets                                                          $  1,838         $ 25,101
                                                                                ========         ========

LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED
STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
     Accounts payable                                                           $    182         $  2,818
     Accrued liabilities                                                             762            3,388
     Deferred revenues                                                             1,973            3,218
     Borrowings                                                                      108               67
                                                                                --------         --------

          Total current liabilities                                                3,025            9,491

Borrowings, less current portion                                                     246              157
                                                                                --------         --------

          Total liabilities                                                        3,271            9,648
                                                                                --------         --------

Mandatorily redeemable convertible preferred stock (Note 7)                        2,540           42,879
                                                                                --------         --------

Convertible preferred stock, $0.001 par value (Note 7)                             1,272            1,272
                                                                                --------         --------

Commitments (Note 6)

Stockholders' equity (deficit)
     Common stock, $0.001 par value; 100,000 shares authorized;
       7,391 and 8,293 shares issued and outstanding                                   7                8
     Additional paid-in capital                                                    1,939            6,814
     Notes receivable from stockholders                                              (10)            (191)
     Unearned stock-based compensation                                              (756)          (3,567)
     Accumulated deficit                                                          (6,425)         (31,762)
                                                                                --------         --------

          Total stockholders' deficit                                             (5,245)         (28,698)
                                                                                --------         --------

              Total liabilities, mandatorily redeemable convertible
                 preferred stock and stockholders' deficit                      $  1,838         $ 25,101
                                                                                ========         ========


The accompanying notes are an integral part of these financial statements.

EMBARK.COM, INC.
Statements of Operations
(In thousands)
--------------------------------------------------------------------------------

                                                                           YEARS ENDED DECEMBER 31,
                                                                            1998             1999

REVENUES
     Service revenues                                                     $    858         $  3,052
                                                                          --------         --------

OPERATING EXPENSES
     Cost of service revenues                                                  854            4,222
     Research and development                                                  440            3,595
     Sales and marketing                                                     2,063           14,343
     General and administrative                                                723            2,931
     Amortization of stock-based compensation                                  554            1,815
                                                                          --------         --------

          Total operating expenses                                           4,634           26,906
                                                                          --------         --------

Loss from operations                                                        (3,776)         (23,854)
Interest expense                                                               (14)             (84)
Interest income                                                                 23              485
Other income and expense, net                                                  (13)             (82)
                                                                          --------         --------

          Net loss                                                          (3,780)         (23,535)

Accretion of mandatorily redeemable convertible preferred stock               (177)          (1,802)
                                                                          --------         --------

Net loss attributable to common stock                                     $ (3,957)        $(25,337)
                                                                          ========         ========

Net loss per share attributable to common stock
     Basic and diluted                                                    $  (0.61)        $  (3.34)
                                                                          ========         ========

     Weighted average shares                                                 6,496            7,589
                                                                          ========         ========



The accompanying notes are an integral part of these financial statements.

EMBARK.COM, INC.
Statement of Stockholders' Deficit
(In thousands)
--------------------------------------------------------------------------------

                                                                                    NOTES
                                                                     ADDITIONAL   RECEIVABLE     UNEARNED
                                                 COMMON STOCK         PAID-IN       FROM       STOCK-BASED   ACCUMULATED
                                              SHARES      AMOUNT      CAPITAL    STOCKHOLDERS  COMPENSATION     DEFICIT     TOTAL

Balance at December 31, 1997                    7,240    $      7     $   905     $     -       $  (287)      $(2,468)     $(1,843)
Issuance of common stock upon exercise of
    stock options                                 151           -          11         (10)            -             -            1
Unearned stock-based compensation, net              -           -       1,023           -          (469)            -          554
Accretion of mandatorily redeemable
    convertible preferred stock to
    redemption value                                -           -           -           -             -          (177)        (177)
Net loss                                            -           -           -           -             -        (3,780)      (3,780)
                                             ========    ========    ========    ========      ========      ========     ========

Balance at December 31, 1998                    7,391           7       1,939         (10)         (756)       (6,425)      (5,245)
Issuance of common stock upon exercise of
    stock options                                 902           1         249        (181)            -             -           69
Cash received from notes receivable from
    shareholders                                    -           -           -           -             -             -            -
Unearned stock-based compensation, net              -           -       4,626           -        (2,811)            -        1,815
Accretion of mandatorily redeemable
    convertible preferred stock to
    redemption value                                -           -           -           -             -        (1,802)      (1,802)
Net loss                                            -           -           -           -             -       (23,535)     (23,535)
                                             --------    --------    --------    --------      --------      --------     --------

Balance at December 31, 1999                    8,293    $      8    $  6,814    $   (191)     $ (3,567)     $(31,762)    $(28,698)
                                             ========    ========    ========    ========      ========      ========     ========


The accompanying notes are an integral part of these financial statements.

EMBARK.COM, INC.
Statements of Cash Flows
(In thousands)
--------------------------------------------------------------------------------

                                                                                          YEAR ENDED DECEMBER 31,
                                                                                           1998            1999

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                                             $ (3,780)       $(23,535)
    Adjustments to reconcile net loss to net cash used in operating activities
        Depreciation and amortization                                                          91             362
        Amortization of stock-based compensation                                              554           1,815
        Provision for doubtful accounts                                                       187               2
        Amortization of warrants for convertible preferred stock
             in connection with a financing agreement                                           -             114
        Changes in operating assets and liabilities
             Accounts receivable                                                             (523)           (738)
             Other assets                                                                       3          (1,278)
             Accounts payable                                                                  65           2,636
             Accrued liabilities                                                              611           2,626
             Deferred revenues                                                              1,277           1,245
                                                                                         --------        --------
                 Net cash used in operating activities                                     (1,515)        (16,751)
                                                                                         --------        --------

CASH FLOWS FROM INVESTING ACTIVITIES
    Increase in restricted cash                                                                 -            (300)
    Purchases of property and equipment                                                      (522)         (1,558)
                                                                                         --------        --------
                 Net cash used in investing activities                                       (522)         (1,858)
                                                                                         --------        --------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from issuance of convertible preferred stock, net                                  -               -
    Proceeds from issuance of mandatorily redeemable
        convertible preferred stock, net                                                    2,326          38,423
    Proceeds from issuance of common stock, net                                                 1              69
    Repurchase of common stock                                                                  -               -
    Proceeds from borrowings                                                                  354             351
    Repayment of borrowings                                                                   (88)           (481)
                                                                                         --------        --------
                 Net cash provided by financing activities                                  2,593          38,362
                                                                                         --------        --------

Net increase in cash and cash equivalents                                                     556          19,753

Cash and cash equivalents at beginning of year                                                102             658
                                                                                         --------        --------

Cash and cash equivalents at end of year                                                 $    658        $ 20,411
                                                                                         ========        ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Cash paid for interest                                                               $      9        $     68
                                                                                         ========        ========

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
    Issuance of capital stock in exchange for notes receivable                           $     10        $    181
                                                                                         ========        ========

    Conversion of bridge loan and interest payable to mandatorily redeemable
        convertible preferred stock                                                      $      -        $  1,108
                                                                                         --------        --------

    Deferred charges relating to warrants issued                                         $     37        $      -
                                                                                         ========        ========

1.      NATURE OF THE BUSINESS

        THE COMPANY

Embark.com, Inc., formerly Snap Technologies (the "Company"), was incorporated in California in August 1995 and reincorporated in the state of Delaware in September 1999. As a result of the reincorporation, the Company is authorized to issue 50 million shares of $0.001 par value Common Stock and 21.2 million shares of $0.001 par value Convertible Preferred Stock. The financial statements for all periods presented have been retroactively adjusted to reflect the reincorporation. The Company provides the development and marketing of web-based solutions for providing information and services to facilitate the achievement of higher education goals to students and assisting colleges and universities to more effectively manage their recruiting and enrollment processes.

The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has a limited operating history, has incurred losses from operations since its inception and has a net stockholders' deficit. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters include increasing the level of service revenues as well as seeking additional financing arrangements. Although, management continues to pursue these plans, there is no assurance that the Company will be successful in increasing service revenues or obtaining financing on terms acceptable to the Company. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Significant estimates include valuation allowances for accounts receivable and deferred tax assets and the value of the Company's stock. Actual results could differ from those estimates.

        STOCK SPLITS

The Company's Board of Directors authorized a 2-for-1 stock split on April 2, 1999, a 2-for-1 stock split on July 2, 1999 and a 1-for-2 reverse stock split on October 18, 1999. All share and per share information in these financial statements have been retroactively adjusted to reflect these stock splits.

        RISKS AND UNCERTAINTIES

The Company is subject to all of the risks inherent in an early stage company conducting electronic commerce over the Internet. These risks include, but are not limited to, a limited operating history, limited management resources, dependence upon consumer acceptance of the

EMBARK.COM, INC.
Statements of Cash Flows
(In thousands)
--------------------------------------------------------------------------------

Internet, Internet related security risks and the changing nature of the electronic commerce industry. The Company's operating results may be materially affected by the foregoing factors.

        CASH, CASH EQUIVALENTS AND RESTRICTED CASH

The Company considers all highly liquid investments purchased with a maturity of three months or less at the date of acquisition to be cash equivalents.

As of December 31, 1999, cash of $300,000 was pledged as collateral on outstanding letters of credit relating to lease agreements for the Company's office facilities and on a corporate credit-card facility. These amounts are classified as restricted cash on the balance sheet. The Company is required to maintain the letters of credit through the expiration of its leases through August 2002. There were no restrictions on cash as of December 31, 1998.

        CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents, and accounts receivable. Cash and cash equivalents consist of deposits with a large United States financial institution that management believes is credit worthy. The Company's accounts receivable are derived from revenues earned primarily from educational institution customers located mainly in the United States. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. The Company maintains an allowance for doubtful accounts based upon the expected collectibility of accounts receivable.

        FAIR VALUE OF FINANCIAL INSTRUMENTS

The reported amounts of certain of the Company's financial instruments, including cash and cash equivalents, restricted cash, accounts and notes receivable, accounts payable and accrued liabilities approximate fair value due to their short maturities.

        PROPERTY AND EQUIPMENT

Property and equipment are stated at historical cost. Depreciation expense is computed using the straight-line method over the shorter of the estimated useful lives of the assets, generally three years, or the lease term of the respective assets.

        LONG-LIVED ASSETS

The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.

        REVENUE RECOGNITION

To date, substantially all the Company's revenues have been derived from set-up and development fees, subscription fees and transaction processing fees in connection with its web-based solutions.

EMBARK.COM, INC.
Statements of Cash Flows
(In thousands)
--------------------------------------------------------------------------------

Set-up and development fees are generally invoiced after any customization and design work has been completed and the subscriber has been granted access to the Company's network. The amounts are then amortized to revenue over the longer of the contractual term or the anticipated life of the customer relationship. Due to the Company's limited history, set-up and development fees are amortized over 24 months.

In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements," which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. The Company has revised its 1998 Statement of Operations for set-up and development fees to adopt the provisions of SAB 101.

Subscription fees are recognized over the term of the subscription, which is typically one year.

Transaction processing fees are derived principally from the submission of online applications to educational institutions by prospective students.

Sponsorship revenues are derived principally from contracts ranging from twelve to thirty-six months in which the Company commits to provide sponsors enhanced promotional opportunities beyond traditional banner advertising. Sponsorship agreements typically include exclusive relationships and the design and development of co-branded pages designed to enhance the promotional objective of the sponsor. To the extent these arrangements include up-front fees and other payments, the Company recognizes revenue ratably over the term of the agreement.

Certain agreements provide that the Company receives marketing referral fees generated on co-branded pages and commissions on revenues generated from electronic commerce transactions. These revenues are recognized by the Company when notified by corporate sponsors or e-commerce partners of the amount of commissions or fees earned. Such notification is generally received quarterly.

Payments received in advance of services performed are recorded as deferred revenue.

        ADVERTISING EXPENSE

The Company expenses the costs of producing advertisements at the time production occurs, and expenses the cost of communicating advertising in the period in which the advertising space or airtime is used. Internet advertising expenses are recognized based on the terms of the individual agreements, but generally over the greater of the ratio of the number of impressions delivered over the total number of contracted impressions, or a straight-line basis over the term of the contract. Advertising expenses totaled $422,000, and $6,901,000 for the years ended 1998, and 1999 respectively.

EMBARK.COM, INC.
Statements of Cash Flows
(In thousands)
--------------------------------------------------------------------------------

        PRODUCT DEVELOPMENT EXPENSE

Product development costs are expensed as incurred, except for certain software development costs. In 1999, the Company adopted Statement of Position ("SOP") 98- 1, which requires software development costs associated with internal use software to be charged to operations until certain capitalization criteria are met. For the year ended December 31, 1999, no software development costs were capitalized.

        STOCK-BASED COMPENSATION EXPENSE

The Company accounts for its stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees" and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company's stock and the exercise price and is recognized over the vesting period of generally 3 or 4 years, using a method prescribed by FASB Interpretation No. 28, "Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans." The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123 and the Emerging Issue Task Force consensus in Issue No. 96-18.

        COMPREHENSIVE INCOME

The Company has adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. There is no difference between net loss and comprehensive loss.

        NET LOSS PER SHARE

The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share" and the SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net loss per share is computed by dividing net loss attributable to common stock for the period by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss attributable to common stock for the period by the weighted average number of common and potential common shares outstanding during the period if their effect is dilutive. Potential common shares include common stock subject to repurchase and incremental shares of common stock issuable upon the exercise of stock options and warrants and upon the conversion of convertible preferred stock and mandatorily redeemable convertible preferred stock.

EMBARK.COM, INC.
Statements of Cash Flows
(In thousands)
--------------------------------------------------------------------------------

The following table sets forth the computation of basic and diluted net loss per share attributable to common stock of the periods indicated (in thousands, except for per share amounts):

                                                                           YEARS ENDED DECEMBER 31,
                                                                            1998             1999

Net loss attributable to common stock                                    $  (3,957)       $ (25,337)

Basic and diluted
      Weighted average common shares outstanding                             7,335            7,846
      Weighted average unvested common shares subject
           to repurchase                                                       839              257
                                                                         ---------        ---------
      Weighted average shares used to compute basic and
           diluted net loss per share attributable to common
           stock                                                             6,496            7,589
                                                                         ---------        ---------

Net loss per share attributable to common stock -
      basic and diluted                                                  $   (0.61)       $   (3.34)
                                                                         =========        =========


The following table sets forth potential common shares that are not included in the diluted net loss per share calculation above because to do so would be anti-dilutive for the periods indicated (in thousands):


                                                               YEARS ENDED DECEMBER 31,
                                                                 1998            1999

Convertible preferred stock                                       3,196           3,196
Mandatorily redeemable convertible preferred stock                1,517           8,626
Common stock subject to repurchase                                  861             483
Stock options and warrants                                        1,464           2,435
                                                               --------        --------

                                                                  7,038          14,740
                                                               ========        ========

        RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative financial instruments and hedging activities. Because the Company currently holds no derivative instruments and does not engage in hedging activities, the Company does not expect the adoption of SFAS No. 133 to have a material impact on its financial position, results of operations or cash flows. The Company will adopt SFAS No. 133 as required by SFAS No. 137, "Deferral of the Effective Date of the FASB Statement No. 133," beginning with the third quarter of fiscal 2000.

In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation - an interpretation of APB

EMBARK.COM, INC.
Statements of Cash Flows
(In thousands)
--------------------------------------------------------------------------------

Opinion No. 25" ("FIN 44"). This Interpretation clarifies the definition of employee for purposes of applying Accounting Practice Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"), the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and the accounting for an exchange of stock compensation awards in a business combination. This Interpretation is effective July 1, 2000, but certain conclusions in this Interpretation cover specific events that occur after either December 15, 1998, or January 12, 2000. To the extent that FIN 44 covers events occurring during the period after December 15, 1998, or January 12, 2000, but before the effective date of July 1, 2000, the effects of applying this Interpretation are recognized on a prospective basis from July 1, 2000.


3.      BALANCE SHEET COMPONENTS (IN THOUSANDS)

                                                               DECEMBER 31,
                                                          1998             1999

ACCOUNTS RECEIVABLE, NET
      Accounts receivable                               $    851         $  1,588
      Less: Allowance for doubtful accounts                 (239)            (240)
                                                        --------         --------

                                                        $    612         $  1,348
                                                        --------         --------

PROPERTY AND EQUIPMENT, NET
      Computer equipment                                $    600         $  1,851
      Furniture and fixtures                                  28              118
      Software                                                 4              153
      Leasehold improvements                                   -               67
                                                        --------         --------

                                                             632            2,189
      Less: Accumulated depreciation                        (125)            (486)
                                                        --------         --------

                                                        $    507         $  1,703
                                                        --------         --------

ACCRUED LIABILITIES
      Accrued payroll and related expenses              $    379         $  1,793
      Accrued expenses                                       108              863
      School escrow funds                                    275              732
                                                        --------         --------

                                                        $    762         $  3,388
                                                        ========         ========


4.      RELATED PARTY TRANSACTIONS

At December 31, 1998 and 1999, the Company, in connection with stock option exercises, received notes receivable from officers of the Company totaling approximately $10,000 and

EMBARK.COM, INC.
Statements of Cash Flows
(In thousands)
--------------------------------------------------------------------------------

$191,000, respectively. The notes are collateralized by the corresponding shares of common stock, bear interest at 6% per annum and are payable at various dates through January 2003.

5.      BORROWINGS

        EQUIPMENT LINE OF CREDIT

In July 1998, the Company entered into an equipment line of credit (the "Line") with a financial institution in which the Company can borrow up to an amount of $500,000 and is collateralized by the equipment and substantially all assets of the Company. The Company could draw upon the Line through January 14, 1999, after which any outstanding amounts including interest would be repaid over thirty-six months. The Line bears an interest rate of prime plus 1.25% per annum. In the fourth quarter of 1999, the Company repaid all outstanding amounts and closed the Line.

        EQUIPMENT FINANCING ARRANGEMENT

In October 1998, the Company entered into a loan agreement (the "Arrangement") in which the Company can borrow up to $500,000 at an interest rate of 13.14%. The loan is collateralized by the assets purchased under the Arrangement. Draws against the Arrangement are repaid over a term of 42 months. At December 31, 1999, the Company had $224,000 outstanding under the Arrangement. The ability to borrow additional funds against the Arrangement expired in July 1999. The remaining principal balance of the obligation as of December 31, 1999 must be paid off according to the following schedule (in thousands):

YEARS ENDING
DECEMBER 31,

    2000                                   $   92
    2001                                       92
    2002                                       85
                                           ------

    Total payments                            269

    Less: interest portion                     45
                                           ------

    Remaining principal                       224

    Less: current portion                      67
                                           ------

    Long-term portion                      $  157
                                           ======


In conjunction with the Arrangement, the Company issued approximately 21,000 warrants to purchase Series C mandatorily redeemable convertible preferred stock ("Series C") at approximately $0.968 per share. The warrants were immediately exercisable after issuance and expire at the earlier of October 1, 2003 or the second anniversary of the closing of the Company's initial sale and issuance of shares of common stock in an underwritten public offering. The

EMBARK.COM, INC.
Statements of Cash Flows
(In thousands)
--------------------------------------------------------------------------------

Company valued the warrants using the Black-Scholes option pricing model at an estimated value of $37,000, which represents additional interest and is being expensed over the term of the Arrangement using the effective interest rate method.

        SUBORDINATED LINE OF CREDIT

In December 1999, the Company entered into a subordinated loan agreement (the "Line of Credit") under which the Company can borrow up to $5,000,000 at an interest rate of 10%. The Company must borrow in increments of at least $500,000, and each separate draw against the Line of Credit will be payable over thirty-six months. The Line of Credit is collateralized by essentially all the assets of the Company. The Line of Credit expires on August 24, 2000. The Company did not borrow against the Line of Credit as of December 31, 1999.

In conjunction with the Line of Credit, the Company issued approximately 37,500 warrants to purchase Series E Mandatorily Redeemable Convertible Preferred Stock ("Series E") at $10.00 per share. The warrants were immediately exercisable after issuance and expire at the earlier of November 23, 2006 or the third anniversary of the closing of the Company's initial sale and issuance of shares of common stock in an underwritten public offering. The Company valued the warrants using the Black-Scholes option pricing model at an estimated value of $119,000, which, represents additional interest and is being expensed over the term of the Arrangement using the effective interest rate method.

        BRIDGE LOAN

In March and April of 1999, the Company entered into a bridge loan for $1,100,000. The loan accrued interest at a rate of 8% per annum. The loan and interest were converted into Series D Mandatorily Redeemable Convertible Preferred Stock ("Series D") in May 1999. In connection with the bridge loan, the Company issued approximately 15,000 warrants. The warrants enable the holder to purchase shares of Series D at $3.835 per share and were valued using the Black-Scholes option pricing model at approximately $55,000, which was recorded as an expense during the six months ended June 30, 1999.


6.      COMMITMENTS

        OPERATING LEASES

The Company leases various facilities under non-cancelable operating leases expiring through 2002. Rent expense for the years ended December 31, 1998 and 1999 totaled $56,000, and $544,000, respectively. At December 31, 1999, future minimum lease payments are as follows (in thousands):

EMBARK.COM, INC.
Statements of Cash Flows
(In thousands)
--------------------------------------------------------------------------------

YEARS ENDING
DECEMBER 31,

    2000                          $  1,292
    2001                               663
    2002                               302
                                  --------

    Total payments                $  2,257
                                  ========


        CONTENT LICENSE AND CO-BRANDING AGREEMENT

In September, 1999, the Company entered into a content license and co-branded agreement with a Series E investor, under which the Company is obligated to pay $2,750,000 for advertising and co-branding services and exclusivity rights rendered through January 31, 2003. At December 31, 1999, future payments under the agreement are as follows (in thousands):

YEARS ENDING
DECEMBER 31,

    2000                         $    750
    2001                            1,000
    2003                            1,000
                                 --------

                                 $  2,750
                                 ========


7. MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)

        MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK

At December 31, 1999, the amounts, terms, number of shares reserved for conversion and the liquidation value for mandatorily redeemable convertible preferred stock ("Series C," "Series D," and "Series E") are as follows (in thousands):

                                                                                 PROCEEDS
                                                                                  NET OF
                                                               LIQUIDATION       ISSUANCE
SERIES                          DESIGNATED     OUTSTANDING        VALUE            COSTS

  C                                 5,000           4,892        $  2,795        $  2,326
  D                                 8,000           7,560          15,531          14,507
  E                                 5,000           4,800          24,553          23,954
                                 --------        --------        --------        --------

                                   18,000          17,252        $ 42,879        $ 40,787
                                 ========        ========        ========        ========

EMBARK.COM, INC.
Statements of Cash Flows
(In thousands)
--------------------------------------------------------------------------------

        CONVERTIBLE PREFERRED STOCK

At December 31, 1999, the amounts, terms, number of shares reserved for conversion and the liquidation value for convertible preferred stock ("Series A" and "Series B") are as follows (in thousands):

                                                                                 PROCEEDS
                                                                                  NET OF
                                                                LIQUIDATION      ISSUANCE
SERIES                          DESIGNATED     OUTSTANDING        VALUE            COSTS

  A                                 4,164           4,164        $    625        $    618
  B                                 2,227           2,227             668             654
                                 --------        --------        --------        --------

                                    6,391           6,391        $  1,293        $  1,272
                                 ========        ========        ========        ========


        DIVIDENDS

The holders of shares of Series A, Series B, Series C, Series D and Series E (collectively, "Preferred Stock") are entitled to receive non-cumulative dividends at the per share price of $0.015, $0.030, $0.484, $0.192 and $0.505 per annum, respectively, payable when and if declared by the Board of Directors. For any other dividends or distributions, the outstanding shares of preferred stock shall participate with common stock on an as converted basis. No dividends on Preferred Stock or common stock have been declared by the Board of Directors from inception through December 31, 1999.

        LIQUIDATION

In the event of any liquidation, dissolution or winding-up of the Company, either voluntary or involuntary, the holders of Series C, Series D and Series E shall be entitled to receive, prior and in preference to any distribution of any assets of the Company to the holders of Series A, Series B and common stock, at the per share price of $0.48, $1.92, and $5.05, respectively, plus declared but unpaid dividends. After the payment to the holders of Series C, Series D, and Series E, the holders of Series A and Series B are entitled to receive payment, in preference to the holders of the common stock, at the per share price of $0.15and $0.30, respectively. After payment to holders of Series A and Series B above, remaining assets will be distributed to the holders of Series C, Series D, Series E and common stock pro rata based on the number of common shares held by each, on an as converted basis, until such time as holders of Series E have received an aggregate distribution, including the distribution noted above, equal to two times the Series E price or $20.00, plus any declared but unpaid dividends. Any remaining assets will be distributed to holders of Series C, Series D and common stock pro rata based on the number of common shares held by each on an as converted basis.

        CONVERSION

Each share of Series A, Series B, Series C, Series D and Series E is convertible, at the option of the holder, into shares of common stock on a 2 for 1 basis at the original respective issuance price after adjusting for dilutive issuances of stock, stock splits and combinations.

EMBARK.COM, INC.
Statements of Cash Flows
(In thousands)
--------------------------------------------------------------------------------

Each share of Series A and Series B shall automatically be converted into shares of common stock on a 2 for 1 basis immediately upon the earlier of the closing of an underwritten public offering or the date specified by written consent or agreement by the holders of a majority of the then outstanding shares of Series A and Series B voting together as a single class.

Each share of Series C shall automatically be converted into shares of common stock on a 2 for 1 basis immediately upon the earlier of the closing of an underwritten public offering in which the public offering results in proceeds of $10,000,000 with a per share price of at least $2.90 or the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series C.

Each share of Series D and Series E shall automatically be converted into shares of common stock on a 2 for 1 basis immediately upon the earlier of the closing of an underwritten public offering in which the public offering results in proceeds of $20,000,000 with a per share price of at least $4.50 or the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series D and Series E voting together as a single class.

Each share of Series A, Series B, Series C, Series D and Series E preferred stock is convertible into common stock on a 2 for 1 basis, subject to adjustment for antidilution purposes.

In certain circumstances, if the holders of Series C, Series D, and Series E preferred stock decline to purchase their pro rata share of an equity financing pursuant to their right of first refusal contained in the Investor Rights Agreement, in which the price per share is less than the respective series conversion price then in effect, then immediately prior to such dilutive issuance, the shares of Series C, Series D and Series E preferred stock held by those holders who declined to participate, shall be converted on a 1 for 1 basis into shares of Series C-1, Series D-1, or Series E-1 preferred stock as the case may be. At the time of the issuance of any shares of Series C-1, Series D-1 or Series E-1 preferred stock, the applicable series conversion price will be the respective series conversion price then in effect for Series C, Series D, or Series E preferred stock immediately prior to such issuance, and such conversion price will not thereafter be subject to adjustment.

        VOTING

The holders of Series A, Series B, Series C, Series D and Series E are entitled to the number of votes equal to the number of shares of common stock into which each share of Preferred Stock could be converted on the record date for the vote or consent of stockholders, except as otherwise required by law, and have voting rights and powers equal to the voting rights and powers of the holders of common stock.

        REDEMPTION

Series A and Series B are redeemable at the option of the Company in the event that the Company proposes any merger, consolidation or other similar transaction which requires the approval of the holders of Series A and Series B. If the holders of Series A and Series B approve such transaction, the redemption price is three times the Series A and Series B issue price. If the holders of Series A and B do not provide any necessary approval of such transaction, the

EMBARK.COM, INC.
Statements of Cash Flows
(In thousands)
--------------------------------------------------------------------------------

redemption price is the issuance price plus any declared but unpaid dividends plus eight percent of the issuance price per annum compounded from the date of issuance of Series A and Series B, respectively.

Series C, Series D, and Series E are redeemable at the election of the holders of 66% of the outstanding shares of Series C, Series D, and Series E, voting together as a single class, on the earlier of the sixth anniversary of the first date on which any Series C shares are issued or the redemption in whole or in part of the Series A and Series B. The redemption price for Series C, Series D, and Series E is the issuance price for each applicable Series, plus any declared but unpaid dividends plus an amount equal to 10% of the applicable issuance price per annum compounded from the date of issuance of each share. The increase in redemption price is accreted to net income (loss) attributable to common stock using the effective interest rate method.

        COMMON STOCK

The Company's Certificate of Incorporation, as amended, authorizes the Company to issue 50,000,000 shares of common stock. At December 31, 1999, 482,657 shares outstanding were subject to repurchase rights.

At December 31, 1999, the Company has reserved shares of Common Stock for future issuance as follows (in thousands):

Conversion of convertible preferred stock                                      3,196
Conversion of mandatorily redeemable convertible preferred stock               8,626
Exercise and conversion of warrants                                               59
Exercise of options under 1996 and 1999 Stock Option plan                      2,435
                                                                              ------

                                                                              14,316
                                                                              ======

8.      BENEFIT PLANS

        STOCK OPTION PLAN

In 1996, the Company adopted the 1996 Stock Option Plan. In September 1999, the board of directors authorized, and in October 1999 the shareholders approved the amendment and restatement of the 1996 Plan through the 1999 Equity Incentive Plan (as amended, the "Plan"). A total of 5,500,000 shares of Common Stock have been reserved for issuance under the Plan, including those issued under the 1996 Stock Option Plan. The number of shares available under the Plan shall increase on January 1, 2001, and on each January 1 thereafter, by three percent of the fully diluted shares outstanding on those dates. The Plan can be used to grant Incentive Stock Options ("ISOs"), Non- qualified Stock Options ("NSOs"), stock bonuses, rights to purchase restricted stock, and stock appreciation rights. The maximum number of Incentive Stock Options that can be granted under the life of the Plan is 7,500,000. The Plan terminates September 19, 2009.

EMBARK.COM, INC.
Statements of Cash Flows
(In thousands)
--------------------------------------------------------------------------------

The Plan provides for the granting of stock options to employees and consultants of the Company. ISOs may only be granted to employees (including officers and directors who are also employees). NSOs may be granted to employees and consultants. Options under the Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO may not be less than 100% of the estimated fair value of the shares on the date of grant, and (ii) the exercise price of an ISO granted to a 10% shareholder may not be less than 110% of the estimated fair value of the shares on the date of grant. Options to employees under the 1996 Stock Option Plan generally vest over a period of three or four years. Options to employees under the 1999 Equity Incentive Plan will vest at the Board's discretion though typically over a period of four years.

        NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

In September 1999, the Board of Directors authorized, and in October 1999 the shareholders approved the issuance of 250,000 shares of common stock under the 1999 Non-Employee Directors' Stock Option Plan.

The following table summarizes the activity under the Company's stock option plans for the years ended December 31, 1998 and 1999 (in thousands, except per share data):

                                                   YEARS ENDED DECEMBER 31,
                                              1998                           1999
                                                   WEIGHTED                      WEIGHTED
                                                   AVERAGE                       AVERAGE
                                                   EXERCISE                      EXERCISE
                                     OPTIONS        PRICE            OPTIONS      PRICE
Outstanding at beginning of year      1,293       $  0.049            1,803      $ 0.061
Granted                                 690          0.085            1,627        4.050
Exercised                              (151)        (0.071)            (902)       0.277
Forfeited                               (29)         0.055              (93)       0.740
                                      -----       --------            -----      -------

Outstanding at end of year            1,803       $  0.061            2,435      $ 2.620
                                      =====       ========            =====      =======

Options exercisable at end of year    1,013       $  0.051            1,352      $ 0.898
                                      =====       ========            =====      =======

EMBARK.COM, INC.
Statements of Cash Flows
(In thousands)
--------------------------------------------------------------------------------

The following table summarizes information about all stock options outstanding at December 31, 1999 (in thousands, except per share):

                                  WEIGHTED-                       OPTIONS EXERCISABLE
                                   AVERAGE                     --------------------------
                                  REMAINING      WEIGHTED-                     WEIGHTED-
                    NUMBER OF    CONTRACTUAL      AVERAGE         NUMBER        AVERAGE
                      SHARES     LIFE OPTIONS   EXERCISABLE     OF SHARES     EXERCISABLE
EXERCISE PRICE     OUTSTANDING   OUTSTANDING       PRICE       EXERCISABLE       PRICE
     $  0.030             231     6.17 years   $       0.030         231      $   0.030
        0.060             763     7.59 years           0.060         731          0.060
        0.096             285     8.60 years           0.096         101          0.096
        0.380             362     9.39 years           0.380         131          0.380
        0.575              41     9.50 years           0.575           -          0.575
        3.835             126     9.59 years           3.835           -          3.835
        7.000             204     9.67 years           7.000         158          7.000
       10.000             423     9.83 years          10.000           -         10.000
                   -----------                 -------------   -----------

                        2,435     8.41 years   $0.030-10.000       1,352      $   0.898
                   ===========                 =============   ===========

        FAIR VALUE DISCLOSURES

The Company calculated the minimum fair value of each option grant on the date of grant using the Black-Scholes option pricing model prescribed by SFAS No. 123 using the following assumptions:

                                    YEARS ENDED DECEMBER 31,
                                     1998              1999
Risk free interest rates              5.3%             5.9%
Expected lives                     5 years          5 years
Dividend yield                          0%               0%
Expected volatility                     0%               0%

The application of SFAS No. 123 was not material to the reported net loss for the years ended December 31, 1998 and 1999.

        UNEARNED STOCK-BASED COMPENSATION

In connection with certain stock option grants during the years ended December 31, 1998 and 1999, the Company recognized unearned compensation totaling $1,023,000 and $4,626,000, respectively. Compensation expense is recognized, using the multiple option method, over the option vesting period of generally three or four years. Compensation expense recognized during the years ended December 31, 1998 and 1999 totaled approximately $554,000, and $1,815,000, respectively.

        EMPLOYEE STOCK PURCHASE PLAN

In September 1999, the Board of Directors authorized, subject to stockholder approval, the issuance of 750,000 shares of common stock under the Employee Stock Purchase Plan (the "ESP

EMBARK.COM, INC.
Statements of Cash Flows
(In thousands)
--------------------------------------------------------------------------------

Plan"). The ESP Plan permits eligible employees to purchase shares of the Company's common stock through payroll deductions at 85% of the fair market value, as defined in the ESP Plan.

        SIMPLE IRA PLAN

In June 1998, the Company adopted an IRA plan which is intended to be a simple individual retirement account plan established pursuant to Section 408(p) of the Internal Revenue Code. The simple IRA plan covers employees who have at least three months of service. Eligible employees may make pre- tax contributions to the simple IRA plan equal to a percentage of their compensation up to a maximum pre-tax contribution established by the Internal Revenue Service. Under the terms of the simple IRA plan, the Company makes a matching contribution to an employee's account equal to the employee's pre-tax contributions up to a maximum of 3% of the employee's compensation up to a maximum compensation of $160,000. The Company's contributions for the years ended December 31, 1998 and 1999 were approximately $27,000 and $92,000, respectively. In December 1999, the simple IRA plan was eliminated.

9.      INCOME TAXES

The primary components of the net deferred tax assets (in thousands) are:

                                         1998          1999
Net operating loss carryforward       $   927       $  8,357
Depreciable assets                         92             60
Stock-based compensation                  170            235
Reserves and accruals                     213            513
Deferred revenues                         786          1,281
Other                                      30             27
                                      -------       --------

      Total deferred tax assets         2,218         10,473
                                      -------       --------

Valuation allowance                    (2,218)       (10,473)
                                      -------       --------

      Net deferred tax assets         $     -       $      -
                                      =======       ========

A valuation allowance has been provided against the net deferred tax assets due to uncertainty regarding their realization.

As of December 31, 1999, the Company has federal and state net operating loss carryforwards of $22,517,000 and $12,012,000, respectively. If not used, these losses will expire through 2019 and 2004, respectively. The Company has federal and state research and development credits of $26,000 and $9,000, respectively which expire in 2012. The Company's ability to utilize its net operating loss and credit carryforwards to offset future taxable income may be subject to restrictions attributable to equity transactions that result in changes in ownership as defined in the

EMBARK.COM, INC.
Statements of Cash Flows
(In thousands)
--------------------------------------------------------------------------------

Tax Reform Act of 1996. These restrictions may limit, on an annual basis, the Company's future use of its net operating loss and credit carryforwards.

No provisions for federal and state income taxes has been recorded as the company has incurred net operating losses since inception.

10.     SEGMENT INFORMATION

For the year ended December 31, 1998, one customer accounted for 10% of revenues. No one customer accounted for more than 10% of revenues for the year ended December 31, 1999. As of December 31, 1998, no one customer accounted for more than 10% of net accounts receivable. As of December 31, 1999, one customer accounted for 14% of net accounts receivable.

The Company currently operates in a single business segment. Through December 31, 1998, foreign operations have not been significant in either revenues or investments in long-lived assets.

A summary of the Company's revenues by service offering is as follows (in thousands):

                                                  YEARS ENDED DECEMBER 31,
                                                   1998             1999
Enrollment service system                         $  341          $ 2,135
Education and career opportunities system            353              776
Advertising, sponsor and consulting fees             164              139
Other                                                  -                2
                                                  ------          -------

                                                  $  858          $ 3,052
                                                  ======          =======